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                                   EXHIBIT 32.

             Certifications Furnished Pursuant to Section 906 of the
                           Sarbanes-Oxley Act of 2002

In connection with this quarterly report on Form 10-Q of The Management Network Group, Inc., I, Richard P. Nespola, Chairman, President and Chief Executive Officer of the registrant certify that:

1. this quarterly report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. the information contained in this quarterly report fairly presents, in all material respects, the financial condition and results of operations of the registrant for and as of the end of such quarter.

Date: August 15, 2006


By: /s/ Richard P. Nespola
    ---------------------------------------
    Chairman, President and Chief Executive
    Officer

In connection with this quarterly report on Form 10-Q of The Management Network Group, Inc., I, Donald E. Klumb, Chief Financial Officer and Treasurer of the registrant certify that:

1. this quarterly report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. the information contained in this quarterly report fairly presents, in all material respects, the financial condition and results of operations of the registrant for and as of the end of such quarter.

Date: August 15, 2006


By: /s/ Donald E. Klumb
    -------------------------------------
    Chief Financial Officer and Treasurer


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